Exhibit 99.2

CONSENT SOLICITATION STATEMENT

DRESSER, INC.

Solicitation of Consents and Waivers Relating to the

$550,000,000 of 9  3/8% Senior Subordinated Notes due 2011

CUSIP NO. 26157VAB3

ISIN: US26157VAB36

THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 23, 2006 (SUCH TIME AND DATE AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). CONSENTS MAY ONLY BE REVOKED UNDER THE CIRCUMSTANCES DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT LETTER.

Dresser, Inc. (“Dresser”) is soliciting a consent (the “Consent”), upon the terms and subject to the conditions set out in this Consent Solicitation Statement and in the accompanying consent letter (the “Consent Letter” and, together with the Consent Solicitation Statement, the “Solicitation Documents”), to an amendment (the “Proposed Amendment”) to the Indenture dated as of April 10, 2001, as amended (the “Indenture”), pursuant to which the 9 3/8% Senior Subordinated Notes due 2011 (the “Notes”) of Dresser, including the guarantees (the “Guarantees”) of the guarantors set forth in the Indenture (the “Guarantors”) endorsed thereon, were issued (the “Consent Solicitation”).

The purpose of the Proposed Amendment is to amend the Indenture to provide that Dresser will have until December 31, 2006 to be in compliance with the Indenture’s financial reporting covenant. Our independent registered public accountant, PricewaterhouseCoopers LLP (“PwC”), is currently completing its audit of our financial statements for the year ended December 31, 2005. We currently anticipate restating our financial statements for the third fiscal quarter of 2005 to allocate a portion of interest expense from continuing operations to discontinued operations and for any other items that may arise as part of the 2005 audit. Our financial statements for other prior periods may also require restatement. Each Holder that consents will also be waiving all defaults with respect to the reporting provisions of the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such defaults. As part of the Consent Solicitation, Dresser will make a cash payment (the “Consent Payment”) of $1.25 per $1,000 in principal amount of Notes to each Holder who has delivered a duly executed Consent prior to the Expiration Time and who has not revoked that Consent in accordance with the procedures described in this Consent Solicitation Statement. Dresser’s obligation to make the Consent Payment is contingent upon receipt of the Requisite Consent (as defined below). The Consent Payment will be paid on the first business day following the Expiration Time.

The Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on May 8, 2006 (the “Record Date”) and their duly designated proxies. As of May 8, 2006, all of the Notes were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants” such DTC Participants and other registered holders of Notes as of the Record Date are referred to herein as “Holders”). Holders must complete, sign, date and deliver by mail or facsimile to the Depositary at the address or number set forth on the back cover of this Consent Solicitation Statement (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes (the “Requisite Consent”) to approve the Proposed Amendment. A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “Consent Procedures” on page 12 for more information. After receipt of the Requisite Consent, Dresser will execute the Supplemental Indenture with the Trustee and the Guarantors to give effect to the Proposed Amendment on or promptly after the Expiration Time.

None of the Trustee, the Solicitation Agent, the Information Agent or the Depositary makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendment. For additional information relating to the Consent Solicitation, please contact the Information Agent at the address and telephone numbers set forth on the back cover of this Solicitation Statement. Information regarding the Consent Solicitation is also available on MCM High Yield Watch on Bloomberg page MCM H6.

The Solicitation Agent for the Consent Solicitation is:

MORGAN STANLEY

May 9, 2006

CONTENTS

Summary	3

Background	6

Purpose and Effects of the Consent Solicitation	6

The Proposed Amendment and Waiver	7

Certain Risk Factors	9

The Consent Solicitation	10

Certain United States Federal Income Tax Consequences	16

Summary Financial Information	Exhibit A

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If Dresser becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, Dresser will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, Dresser cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by Dresser. The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to its date.

i

INCORPORATION BY REFERENCE; AVAILABLE INFORMATION

Dresser is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”). Such reports and other information can be inspected, without charge, and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549).

The Summary Financial Information attached as Exhibit A hereto is incorporated herein by reference and is deemed part of this Consent Solicitation Statement. All documents and reports filed by Dresser with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and on or prior to the Expiration Time or the termination of the Consent Solicitation shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

Dresser will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to Dresser that are incorporated herein by reference except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Dresser at 15455 Dallas Parkway, Suite 1100, Addison, Texas 75001, Attn.: Jenny Haynes, or to the Information Agent at the addresses and telephone number set forth on the back cover of this Consent Solicitation Statement.

IMPORTANT

Holders of record as of the Record Date desiring to deliver Consents should complete, sign and date the Consent Letter included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Depositary at its address set forth on the back cover hereof for receipt prior to the Expiration Time.

Only Holders of record as of the Record Date may execute Consents and, once delivered, such Consents may be revoked at any time prior to the execution of the Supplemental Indenture (as defined below) by Dresser, the Guarantors and the Trustee. Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of record of such Notes as of the Record Date (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a Holder of record to execute and deliver a Consent on behalf of such beneficial owner.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to the Information Agent at its telephone number set forth on the back cover hereof. A Holder may also contact the Solicitation Agent at its telephone number set forth on the back cover hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

HOLDERS OF SECURITIES SHOULD NOT DELIVER CONSENTS TO THE COMPANY, THE TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT AT ANY TIME.

The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

NEITHER THIS CONSENT SOLICITATION STATEMENT NOR THE CONSENT LETTER OR ANY RELATED DOCUMENTS HAVE BEEN FILED WITH THE SEC, NOR HAVE THEY BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY. NO AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT OR THE LETTER OF CONSENT OR ANY RELATED DOCUMENTS, AND IT IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE TO MAKE ANY REPRESENTATION TO THE CONTRARY.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth or incorporated by reference in this Consent Solicitation Statement constitute “forward-looking statements” as that term is defined under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Dresser undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which we do business; general industry conditions, including competition and product, raw material and energy prices; changes in exchange rates and currency values; capital expenditure requirements; and access to capital markets.

SUMMARY

This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere and incorporated by reference in this Consent Solicitation Statement. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

Dresser is soliciting Consents to the Proposed Amendment to the Indenture among Dresser, the Guarantors (as defined therein) and U.S. Bank National Association, as successor Trustee (the “Trustee”). After receipt of the Requisite Consent, Dresser will execute a supplemental indenture to the Indenture (the “Supplemental Indenture”) with the Trustee and the Guarantors to give effect to the Proposed Amendment on or promptly after the Expiration Time.

The following is a summary of certain Consent Solicitation terms:

Company	Dresser, Inc.

The Notes	$550,000,000 of 9 3/8% Senior Subordinated Notes due 2011

CUSIP	26157VAB3

ISIN	US26157VAB36

Purpose of Consent

The purpose of the Consent is to amend the Indenture to provide that Dresser will have until December 31, 2006 to be in compliance with the Indenture’s financial reporting covenant, and to waive all past and present defaults and events of default with respect to the reporting provisions of the Indenture. See “The Proposed Amendment and Waiver.”

Consent Payment	For each $1,000 in principal amount of Notes, a cash payment equal to $1.25. No accrued interest will be paid on the Consent Payment.

Record Date	May 8, 2006.

Expiration Time

The Consent Solicitation will be open until 5:00 p.m., New York City time, on May 23, 2006. Holders must deliver their Consents to the Proposed Amendment on or before the Expiration Time in order to receive the Consent Payment.

Dresser reserves the right:

•	to extend the Expiration Time, from time to time, until the Requisite Consent for the Proposed Amendment has been obtained;

•	to waive in whole or in part any conditions to the Consent Solicitation;

•	to terminate the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received; and

•	to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.

Eligibility for Consent Payment

Holders whose Consents are properly received (and not revoked) on or before the Expiration Time will be eligible to receive the Consent Payment. Any subsequent transferees of Notes of such Holders, and any Holders who do not timely grant (or who revoke) a valid Consent (and their transferees), will not be entitled to receive the Consent Payment even if the Proposed Amendment becomes effective with respect to the Notes held thereby and, as a result, becomes binding thereon.

Requisite Consent

Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Notes is $550.0 million.

Waiver

Each Holder that executes a Consent will also be deemed to have waived all defaults with respect to breaches of the reporting provisions of the Indenture, and any events of default under the Indenture as a result of such defaults, occurring on or prior to the effectiveness of the Proposed Amendment.

Consequences to Non-Consenting Holders	If the Requisite Consent is obtained, and the Consent Payment is paid, non-consenting Holders will be bound by the Proposed Amendment but will not be entitled to receive the Consent Payment.

Procedure for Delivery of Consents

Consents must be delivered by mail or facsimile to the Depositary at the address or number set forth on the back cover page of this Consent Solicitation Statement on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute a Consent. Only registered owners of Notes as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to consent to the Proposed Amendment and receive the Consent Payment. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes a Consent to be delivered must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation—Consent Procedures.”

Revocation of Consents	Revocation of Consents may be made at any time prior to the execution of the Supplemental Indenture by Dresser, the Guarantors and the Trustee. See “The Consent Solicitation—Revocation of Consents.”

Solicitation Agent	Morgan Stanley & Co. Incorporated is serving as Solicitation Agent in connection with the Consent Solicitation.

Depositary	U.S. Bank National Association is serving as Depositary in connection with the Consent Solicitation.

Information Agent	MacKenzie Partners, Inc. is serving as Information Agent in connection with the Consent Solicitation.

United States Federal Income Tax Consequences	For a discussion of certain United States federal income tax consequences of the Consent Solicitation to beneficial owners of Notes, see “Certain United States Federal Income Tax Consequences.”

Additional Information	For additional information, contact the Information Agent at the address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

BACKGROUND

This Consent Solicitation Statement contains important information which should be read before a decision is made with respect to the Consent Solicitation. As used in this Consent Solicitation Statement, the terms “we,” “our,” “us,” “Dresser” and the “Company” refer to Dresser, Inc. and its predecessors, subsidiaries and affiliates unless the context indicates otherwise.

Our Company

We believe we are a leading worldwide manufacturer and marketer of highly engineered energy infrastructure and oilfield products and services. Our customers use our products for the exploration and production, transportation and processing and storage and distribution of oil and gas and their by-products.

Financial Statements

We have been delayed in filing our 2005 Annual Report on Form 10-K with the SEC. We anticipate that we will also be delayed in filing our quarterly reports on Form 10-Q for the first and second fiscal quarters of 2006, and possibly the third fiscal quarter of 2006. In addition, as we resolve the accounting matters that are causing these filing delays, and as the audit of our 2005 financial statements progresses, we are also assessing the need for restatement of previously reported financial statements. Currently, we have determined that we will restate our 2005 third quarter financial statements to allocate a portion of interest expense from continuing operations to discontinued operations and for any other items that may arise as part of the 2005 audit. Depending on the results of the 2005 audit, we may also determine that our financial statements for other prior periods also require restatement. Based on current information, we do not believe the resolution of the accounting matters will have a significant impact on EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations or our financial position, including our cash position and total debt.

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

Section 4.03 of the Indenture requires us to file a copy of all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K within the time periods specified in the SEC’s rules and regulations, and in respect of annual financial information, a report thereon by our independent registered public accountants. Section 4.03 of the Indenture also requires us to file a copy of all information required to be contained in a filing with the SEC on Form 8-K within the time periods specified in the SEC’s rules and regulations. Our failure to file a Form 10-K for the year ended December 31, 2005 means that we have not filed with the SEC or furnished the Holders of the Notes with the information required to be so filed or furnished by Section 4.03. A failure to file a Form 10-Q for the first, second or third fiscal quarters of 2006 would mean that we have not filed with the SEC or furnished the Holders with the information required to be so filed or furnished by Section 4.03 within the time periods specified in the SEC’s rules and regulations. Also, the delivery of incorrect financial information for any prior periods could be deemed to be a default under Section 4.03 of the Indenture.

Non-compliance with the covenant described above constitutes a default under the Indenture, but does not constitute an event of default under the Indenture until 30 days have passed after we have received written notice specifying the default from the Trustee or Holders of 25% of the outstanding principal amount of the Notes. However, we are obligated under Section 4.04(c) of the Indenture to notify the Trustee upon becoming aware of any default. We notified the Trustee of our failure to file the 2005 Form 10-K as required under the Indenture on March 31, 2006.

The purpose of the Proposed Amendment is to amend the Indenture to provide that we will only be obligated to comply with the covenant described above for periods ended on or after December 31, 2005, which means that we will only be obligated to provide a report on annual financial information by our independent registered public accountants for all fiscal years beginning with and including the fiscal year ended December 31, 2005. In addition, we will not be required to furnish quarterly financial information for periods ended prior to December 31, 2005. The Proposed Amendment will also provide that we will have until December 31, 2006 to be in compliance with the Indenture’s financial reporting covenant for all periods ending on or after December 31, 2005 and on or before December 31, 2006. Each Holder that executes a Consent will also be waiving all past and present defaults with respect to Sections 4.03 and 4.04 of the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such defaults, occurring on or prior to the effectiveness of the Proposed Amendment.

None of the Trustee, the Solicitation Agent, the Information Agent or the Depositary makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendment.

THE PROPOSED AMENDMENT AND WAIVER

Set forth below are the provisions of the Indenture that would be amended by the Proposed Amendment. The following is qualified in its entirety by reference to the form of the Supplemental Indenture, a copy of which can be obtained without charge from the Information Agent. Capitalized terms not otherwise defined in this Consent Solicitation Statement have the meanings assigned to them in the Indenture.

General

Regardless of whether the Proposed Amendment becomes operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes included in the Proposed Amendment will not alter Dresser’s obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes or the Guarantors’ obligations under their respective Guarantees.

If the Requisite Consent is obtained, non-consenting Holders will be bound by the Proposed Amendment but will not be entitled to receive the Consent Payment. The Proposed Amendment will be effected (and will become operative) by execution of the Supplemental Indenture by Dresser, the Guarantors and the Trustee. By executing the Supplemental Indenture, Dresser will irrevocably agree to pay the Consent Payment to all Holders who have delivered (and not revoked) their Consents in accordance with the procedures of the Consent Solicitation Statement on or prior to the Expiration Time.

The Proposed Amendment

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 4.03 OF THE INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTION 4.03 (double underline indicates text to be added, and strikethroughs indicate text to be deleted):

“Section 4.03 Reports to Holders

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes:

(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms (provided that the annual information required for fiscal years prior to the fiscal year ended December 31, 200~~2~~5 may be unaudited) including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information for fiscal years beginning with and including the fiscal year ended December 31, 200~~2~~5 only, a report thereon by the Company’s certified independent accountants; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA §314(a). In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding any other provision in this Section 4.03, (a) the Company shall not be required to comply with the terms of this Section 4.03 with respect to any period ended prior to December 31, 200~~4~~5, and (b) with respect to periods ended on or after December 31, 200~~4~~5 and on or prior to ~~February 15~~ December 31, 2006, the Company shall not be required to comply with the terms of this Section 4.03 with respect to any such period until ~~February 15~~ December 31, 2006.”

The Proposed Waiver

The Consent Letter includes a waiver of all defaults under the Indenture occurring on or prior to the effectiveness of the Proposed Amendment relating to any failure to comply with Sections 4.03 and 4.04 of the Indenture (together, the “Waived Defaults”). The Indenture provides that existing defaults may be waived by Holders of not less than a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee. If the Requisite Consent is obtained, the Waived Defaults will cease to exist, and any default or event of default under the Indenture as a result of any such defaults, occurring on or prior to the effectiveness of the Proposed Amendment will be deemed to have been cured for all purposes of the Indenture.

The Effect of the Proposed Amendment and Waiver

Dresser will be obligated to furnish to Holders annual financial information required to be contained in a filing with the SEC on Form 10-K for the year ended December 31, 2005, which will include a report on the annual financial statements for the year ended December 31, 2005 by Dresser’s independent registered public accountant. Dresser will also be obligated to furnish the Holders the quarterly financial information required to be contained in a filing with the SEC on Form 10-Q for the quarters ending March 31, 2006, June 30, 2006 and September 30, 2006. Dresser will have until December 31, 2006 to be in compliance with the Indenture’s amended reporting covenant.

Each Holder that consents to the Proposed Amendment will also be waiving all defaults with respect to the reporting provisions in Sections 4.03 and 4.04 of the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such default, occurring on or prior to the effectiveness of the Proposed Amendment.

CERTAIN RISK FACTORS

Set forth below are important risks and uncertainties that could result from the failure of Holders to provide the Required Consent.

The Holders of our Notes have the right to call for accelerated payment of the Notes.

We are in violation of the reporting covenant under the Indenture for our Notes. As a consequence of this violation, the Holders have the right to call for accelerated payment of the Notes if they or the trustee provide us notice of the default and we were unable to cure the default within 30 days of such notice. Specifically, if the Holders do not provide us with the Required Consent, the Trustee or Holders representing 25% in aggregate principal amount of the Notes could call for such acceleration and the senior lenders under our senior secured credit agreement and our senior unsecured term loan agreement would also have the right to accelerate our indebtedness thereunder. We have received no communication from any Holder, the Trustee or our senior lenders for accelerating payment through the date of this Consent Solicitation Statement, and we have made all required principal and interest payments on a current or accelerated basis and intend to continue to do so. However, if we do not obtain the Required Consent and, alone or together with our senior lenders, the Holders determine to accelerate a portion of or all of our indebtedness, we may lack the ability to meet those obligations out of currently available cash. We cannot assure you that we would be able to refinance the Notes or the borrowings under our senior secured credit facility or our senior unsecured term loan facility, whether through the capital markets or otherwise on commercially reasonable terms or at all.

We may have to carry our debt as short-term obligations on our balance sheet.

If we are unsuccessful in both (i) curing or arranging for the waiver of the defaults under the reporting covenant in the Indenture and (ii) obtaining any required waivers through December 31, 2006 of our quarterly reporting obligations under our senior secured credit agreement and our senior unsecured term loan agreement, we may be required to carry our debt as short-term obligations on our balance sheets as at December 31, 2005. This could cause us to alter the terms of our business with our trade creditors and could materially adversely affect our financial condition and results of operations. We cannot assure you that we will be able to continue as a going concern if we are unable to obtain the Required Consent, obtain any required waivers from our senior lenders under our senior secured credit agreement and our senior unsecured term loan agreement and waive the default under the Indenture.

In the event the Holders, alone or together with our senior lenders under our senior secured credit facility or our senior unsecured term loan facility, determine to accelerate a portion or all of our indebtedness, we may lack the ability to meet those obligations. We have concluded that if (i) we fail to obtain the Required Consent, and (ii) the Holders, alone or together with our senior lenders under our senior secured credit facility or our senior unsecured term loan facility, determine to accelerate a portion or all of our indebtedness, there will be a substantial doubt about our ability to continue as a going concern.

The senior lenders under our senior secured credit facility and our senior unsecured term loan facility may have the right to call for accelerated payment of our indebtedness under the credit facility.

The senior lenders under our senior secured credit facility and our senior unsecured term loan facility may have the right to call for accelerated payment of our indebtedness under these facilities. If the Trustee or Holders representing 25% in aggregate principal amount of the Notes call for acceleration of the outstanding principal amount of and accrued interest on the Notes, the senior lenders under our senior secured credit agreement and our senior unsecured term loan agreement would also have the right to accelerate our indebtedness under these facilities. In the event the Holders do not provide us with the Required Consent and Holders representing 25% in aggregate principal amount of the Notes do call for such acceleration, our senior lenders are likely to accelerate a portion of or all of our indebtedness. In these circumstances, we may be unable to obtain the necessary waivers under the senior secured credit facility and the senior unsecured term loan facility and we may lack the financial ability to meet those obligations or to otherwise refinance them, whether through the capital markets or otherwise, on commercially reasonable terms or at all.

We have not completed our 2005 financial statement close and as a result, the 2005 audit is continuing and it is possible that additional adjustments to our financial statements may result, some of which could be material.

PwC is currently completing its audit of our financial statements for the year ended December 31, 2005. Currently, we have determined that we will restate our 2005 third quarter financial statements to allocate a portion of interest expense from continuing operations to discontinued operations and for any other item that may arise as part of the 2005 audit. Depending on the results of the 2005 audit, we may also determine that our financial statements for other prior periods also require restatement. The Summary Financial Information attached as Exhibit A and incorporated by reference into this Consent Solicitation Statement includes all currently known adjustments that, in the opinion of management, are necessary for a fair presentation of our financial information for the periods presented. While the preparation of this financial information is the responsibility of our management, this information remains unaudited. It is possible that additional adjustments to this financial information may result, some of which could be material.

THE CONSENT SOLICITATION

General

We are seeking consents from Holders of at least a majority in principal amount of all outstanding Notes not owned by us or one of our affiliates to the Proposed Amendment to the Indenture and to the waiver of all defaults relating to the reporting covenant in the Indenture. See “The Proposed Amendment and Waiver.”

Regardless of whether the Proposed Amendment becomes operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Amendment will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes or the Guarantors’ obligations under their respective Guarantees.

After receipt of the Requisite Consent, we will execute the Supplemental Indenture with the Trustee and the Guarantors to give effect to the Proposed Amendment.

We will be deemed to have accepted the Consents if, as and when we execute the Supplemental Indenture. Thereafter, all Holders, including non-consenting Holders, and all subsequent holders of Notes will be bound by the Proposed Amendment. Whether or not the Requisite Consent is received, if the Consent Solicitation is terminated for any reason before the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents will be voided and the Consent Payment will not be paid. By executing the Supplemental Indenture, we will irrevocably agree to pay the Consent Payment.

In addition to the use of the mail, Consents may be solicited by officers and other employees of Dresser, without any additional remuneration, in person, or by telephone, or facsimile transmission. We have retained Morgan Stanley & Co. Incorporated as the Solicitation Agent to aid in the solicitation of Consents.

Before, during or after the Consent Solicitation, the Solicitation Agent, Dresser and the Guarantors and any of their affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time.

Requisite Consent

Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment. As of the date hereof, the aggregate outstanding principal amount of the Notes is $550.0 million.

The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted “Against” the Proposed Amendment.

Consent Payment

Subject to satisfaction or waiver of the terms of the Consent Solicitation, the Consent Payment of $1.25 for each $1,000 in principal amount of Notes will be paid to each Holder who has delivered to the Depositary (and has not revoked) a valid Consent on or before the Expiration Time. The Consent Payment will not be paid until the Supplemental Indenture has been executed, which is expected to be promptly after the Expiration Time and on or before the first business day following the Expiration Time. No accrued interest will be paid on the Consent Payment. The Depositary will act as agent for the consenting Holders for the purpose of receiving payments from Dresser and transmitting such payments to the consenting Holders.

Notwithstanding any subsequent transfer of its Notes, any Holder whose properly executed Consent has been received by the Depositary (and not revoked) on or before the Expiration Time will be eligible to receive the Consent Payment payable in respect of such Notes unless the Consent Solicitation is terminated for any reason on or before the Expiration Time. Any subsequent transferees of Notes of such Holders, and any Holders (and their transferees) who do not timely deliver (or who revoke) a valid Consent, will not be entitled to receive the Consent Payment, even if the Proposed Amendment becomes effective and, as a result, becomes binding on them. A beneficial owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause a Consent to be given in respect of such Notes on or before the Expiration Time. See “Consent Procedures.”

Expiration Time; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on May 23, 2006, unless earlier terminated or extended by Dresser in its sole discretion. Consents may not be revoked after the Expiration Time. We intend to execute the Supplemental Indenture on or promptly after the Expiration Time. The Supplemental Indenture provides that it will become effective on the date it is executed by Dresser, the Guarantors and the Trustee. See “—Revocation of Consents.”

Dresser reserves the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice to the Solicitation Agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Time. Any such extension will be followed as promptly as practicable by notice of the extension by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that we are extending the Consent Solicitation for a specified period of time or on a daily basis.

Dresser reserves the right:

•	to extend the Expiration Time, from time to time, until the Requisite Consent has been received;

•	to waive in whole or in part any conditions to the Consent Solicitation;

•	to terminate the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received; and

•	to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.

Conditions of the Consent Solicitation

The consummation of the Consent Solicitation (including the payment of Consent Payments in respect thereof) is conditioned on (i) there being received by the Depositary (and not revoked), on or before the

Expiration Time, the Requisite Consent, (ii) the execution of the Supplemental Indenture by Dresser, the Guarantors and the Trustee, and (iii) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendment, the entering into of the Supplemental Indenture or the payment of any Consent Payment or question the legality or validity of any thereof. By executing the Supplemental Indenture, we will irrevocably agree to cause the Consent Payment to be paid. If the Consent Solicitation is abandoned or terminated for any reason, the Company shall as promptly as practicable give notice thereof to the Holders and the Consents (and the related waivers) will be voided and no Consent Payment will be paid.

Failure to Obtain the Requisite Consent

In the event the Requisite Consent is not obtained and the Consent Solicitation is terminated, the Supplemental Indenture will not be executed, the Consent Payment will not be paid and the Proposed Amendment will not become operative.

Record Date

We have fixed 5:00 p.m., New York City time, on May 8, 2006 as the Record Date for the Holders to consent to the Proposed Amendment.

Consent Procedures

The Consent Solicitation is being made to all persons in whose name a Note was registered as of the Record Date. Only Holders (i.e., persons in whose name a Note is registered or their duly designated proxies) on the Record Date may execute and deliver a Consent Letter. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date (as set forth in a securities position listing of DTC as of the Record Date) to execute Consents with respect to those Notes as if those DTC Participants were the holders of record of those Notes as of the Record Date; accordingly, Dresser will deem those DTC Participants for purposes hereof to be holders of record of those Notes as of the Record Date, and we will deem Consents executed by those DTC Participants or their duly appointed proxies with respect to those Notes (or Agent’s Messages transmitted by DTC in lieu thereof, as defined below) to be valid Consents with respect to those Notes. Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date.

In order to cause a Consent to be given with respect to Notes held by a Holder, the Holder must complete, sign and date the appropriate form of Consent Letter, and mail or deliver it to the Depositary at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement for delivery before the Expiration Time pursuant to the procedures set forth herein and therein. A Consent Letter must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Dresser. If Notes to which a Consent Letter relates are held by two or more joint holders, all such holders must sign the Consent Letter. If a signature is by a proxy, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to Dresser of such person’s authority so to act. If Notes are registered in different names, separate Consent Letters must be executed covering each form of registration.

In order to cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the Consent Letter (or procure an Agent’s Message (as defined below) in lieu thereof) and mail or deliver it to the Depositary at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

A beneficial owner of an interest in Notes (“Beneficial Owner”) held through a DTC Participant must properly instruct, by Agent’s message (as defined below) or otherwise as permitted, such DTC Participant to cause a Consent to be given in respect of such Notes on such Beneficial Owner’s behalf. The term “Agent’s Message” means a message, transmitted by DTC to and received by the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the consenting DTC Participant, which acknowledgment states that such DTC Participant has received and agrees to be bound by the Consent and that we may enforce such Consent against such DTC Participant.

Giving a Consent will not affect a Holder’s right to sell or transfer the Notes but the giving of a Consent will be binding on a transferee. All Consents received by the Depositary (and not revoked) on or before the Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Expiration Time by following the procedures set forth under “Revocation of Consents” below.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) FOR DELIVERY PRIOR TO THE EXPIRATION TIME THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE DEPOSITARY AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

CONSENTS SHOULD BE DELIVERED TO THE DEPOSITARY. DELIVERY TO DRESSER, THE GUARANTORS, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. HOWEVER, DRESSER RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY DRESSER, THE GUARANTORS, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC.

HOLDERS SHOULD NOT TENDER OR DELIVER THEIR NOTES AT ANY TIME.

If a Consent relates to less than the aggregate principal amount of Notes that such Holder holds directly or through DTC, the Holder must list the series and principal amount of Notes that such Holder holds to which the Consent relates. If no aggregate principal amount of the Notes as to which a Consent is delivered is specified but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendment with respect to the entire aggregate principal amount of Notes that such Holder holds directly or through DTC.

The registered ownership of a Note as of the Record Date shall be proved by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by Dresser in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. We reserve the right to reject any or all Consents that are not in proper form or the acceptance of which could, in our or our counsel’s opinion, be unlawful. We also reserve the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we determine. None of the Guarantors or Dresser or any of their affiliates, the Solicitation Agent, the Depositary, the Information Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. Our interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consents

Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

Prior to the Expiration Time, any Holder (including a person who becomes a Holder after the Record Date) may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). A Holder desiring to revoke a Consent must, on or prior to the Expiration Time, deliver to the Depositary at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Dresser. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of the Consent Solicitation Statement. Only a Holder of Notes is entitled to revoke a Consent previously given by such Holder of Notes. A Beneficial Owner who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Depositary on such Beneficial Owner’s behalf, or to such Beneficial Owner for forwarding to the Depositary by such Beneficial Owner, a revocation of any Consent already given with respect to such Notes.

A Holder who has delivered a revocation at any time prior to the Expiration Time may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement.

Prior to the Expiration Time, we intend to consult with the Depositary and the Solicitation Agent to determine whether the Depositary has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of Dresser, the Guarantors, any of their affiliates, the Trustee, the Solicitation Agent, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Solicitation Agent, Information Agent and Depositary

We have retained Morgan Stanley & Co. Incorporated as Solicitation Agent, MacKenzie Partners, Inc. as Information Agent and U.S. Bank National Association as Depositary in connection with the Consent Solicitation. In its capacity as Solicitation Agent, Morgan Stanley & Co. Incorporated may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to Beneficial Owners of Notes. The Depositary will be responsible for collecting Consents. In addition, the Depositary will act as agent for the Holders giving Consents for the purpose of receiving the Consent Payment from us and then transmitting payment to such Holders. The Solicitation Agent, the Information Agent and the Depositary will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from us. We have agreed to indemnify the Solicitation Agent, the Information Agent and the Depositary against certain liabilities, including liabilities under federal securities laws.

The Solicitation Agent, the Information Agent and the Depositary do not assume any responsibility for the accuracy or completeness of the information contained in this Consent Solicitation Statement or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Requests for assistance in filling out and delivering Consents may be directed to the Solicitation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement. Requests for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the Consent Solicitation and Proposed Amendment to beneficial owners of Notes (“Beneficial Owners”), and is for general information only. It is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations and judicial and administrative rulings, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary applies only to Notes held as capital assets (within the meaning of section 1221 of the Code), and does not purport to address all aspects of federal income taxation that may be relevant to particular Beneficial Owners in light of their individual circumstances and does not address issues which may be specific to Beneficial Owners subject to special treatment under the Code (such as brokers or dealers in securities or foreign currencies, tax-exempt entities, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States federal income tax purposes, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment and certain United States expatriates), nor does it discuss any aspects of state, local, estate, gift or foreign tax laws.

If a partnership (or any entity treated as a partnership for United States federal income tax purposes) holds the Notes, the United States federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding the Notes should consult their own tax advisors.

Beneficial Owners are urged to consult their own tax advisors regarding the specific United States federal, state, local, estate, gift and foreign income and other tax consequences of the Consent Solicitation and Proposed Amendment.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY DRESSER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY DRESSER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Beneficial Owners

This discussion addresses the United States federal income tax considerations applicable to a Beneficial Owner who or which is (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust which (x) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (y) has made a valid election under applicable Treasury regulations to be treated as a United States person (a “U.S. Beneficial Owner”).

Under United States federal income tax law, certain “significant modifications” to a debt instrument will result in a deemed exchange of the original debt instrument for a new debt instrument. Such a deemed exchange would be a taxable event (unless a non-recognition provision of the Code were to apply). Dresser believes and intends to take the position that none of the receipt of the Consent Payment, the implementation of the Proposed Amendment or the combination of both would result in a “significant modification” and, accordingly, Dresser believes that none of the receipt of the Consent Payment, the implementation of the Proposed Amendment or the combination of both should result in a taxable exchange of the Notes for “new” notes.

The United States federal income tax consequences of receipt of the Consent Payment are unclear. In the absence of an administrative or judicial decision to the contrary with respect to consent fees generally or with respect to the Consent Payment, Dresser intends to treat the Consent Payments paid to U.S. Beneficial Owners, for United States federal income tax purposes, as a separate fee for consenting to the Proposed Amendment. Accordingly, a U.S. Beneficial Owner would be required to recognize the Consent Payment as ordinary income for United States federal income tax purposes at the time the Consent Payment is received or accrued, in accordance with the U.S. Beneficial Owner’s method of tax accounting.

A U.S. Beneficial Owner who fails to complete a substitute Form W-9 (included in the relevant Consent Letter) may be subject to backup withholding at the rate of 28% with respect to the receipt of the Consent Payment unless such U.S. Beneficial Owner (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) otherwise provides a correct taxpayer identification number (“TIN”), certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Beneficial Owner’s tax liability, and a U.S. Beneficial Owner may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the Internal Revenue Service (“IRS”) in a timely manner.

Non-U.S. Beneficial Owners

For purposes of this paragraph, “non-U.S. Beneficial Owner” means a Beneficial Owner (other than a partnership for United States federal income tax purposes) that is not a U.S. Beneficial Owner. Although it is not clear whether United States federal withholding tax is required with respect to the Consent Payment paid to non-U.S. Beneficial Owners, Dresser intends to withhold tax at a rate of 30% from a Consent Payment paid to a non-U.S. Beneficial Owner, except to the extent (i) the non-U.S. Beneficial Owner is engaged in the conduct of a trade or business in the United States with which the receipt of the Consent Payment is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payment paid to the non-U.S. Beneficial Owner and the non-U.S. Beneficial Owner provides a properly executed IRS Form W-8BEN. Non-U.S. Beneficial Owners should consult their tax advisors regarding the availability of a refund of any United States federal withholding tax.

Non-U.S. Beneficial Owners are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including their eligibility for a withholding tax exemption or reduction and the possibility of filing the appropriate IRS Form W-8, as well as the possibility of claiming a refund.

THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY. BENEFICIAL OWNERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT PAYMENT AND THE ADOPTION OF THE PROPOSED AMENDMENT, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Exhibit A

SUMMARY FINANCIAL INFORMATION

Our independent registered public accountant, PricewaterhouseCoopers LLP (“PwC”), is currently completing its audit of our financial statements for the year ended December 31, 2005. Based on our discussions with PwC and the work performed to date, we have determined that we will restate our financial statements for the third fiscal quarter of 2005 to allocate a portion of interest expense from continuing operations to discontinued operations and for any other items that may arise as part of our 2005 audit. Depending on the results of the 2005 audit, we may also determine that our financial statements for other prior periods also require restatement.

Currently, after giving effect to our divestitures in late 2005, we would expect to report the following:

	December 31,
	2005	2004
	(in millions)
	(unaudited)
Statement of Operations Data:
Revenue	$1,696.1	$1,498.4

Balance Sheet Data:
Cash and cash equivalents	$102.5	$89.6
Total debt including notes payable	848.8	1,075.0

Other Data:
EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations	$149.9	$133.4
Backlog	487.1	388.8

The financial information set forth above is unaudited. It is not intended to replace the financial information that will be contained in our audited 2005 financial statements, and it is produced for informational purposes only to facilitate a decision by the Holders as to whether to consent to the Proposed Amendment. The financial statements included in our 2005 Annual Report on Form 10-K as filed with the SEC may contain information that is different from the summary financial information set forth above.

In order to give a Consent, a Holder should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) a properly completed and duly executed Consent Letter, and any other required documents, to the Depositary at its address set forth below for delivery before the Expiration Time. Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below.

The Depositary for the Consent Solicitation is:

U.S. Bank National Association

By Registered or Certified Mail:	Facsimile Transmissions:	By Hand or Overnight Delivery:

U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Mail Stop EP-MN-WS2N Attn: Specialized Finance Group	(651) 495-8158 To Confirm by Telephone or for Information Call: (800) 934-6802	U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Mail Stop EP-MN-WS2N Attn: Specialized Finance Group

Any questions or requests for assistance may be directed to the Solicitation Agent at the address and telephone number set forth below. Requests for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at the telephone number set forth below. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

MORGAN STANLEY

1585 Broadway

New York, New York 10036

Attn: Francesco Cipollone

(212) 761-1941 (Call Collect)

or

Call Toll-Free (800) 624-1808

The Information Agent for the Consent Solicitation is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com